UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Exelon Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	23-2990190
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379	60680
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Corporate Units	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-196220

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

EXPLANATORY NOTE

Item 1.	Description of Registrant’s Securities to be Registered

The description of the Registrant’s Corporate Units to be registered hereunder is set forth under the captions “Description of the Equity Units,” “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and the Pledge Agreement” and “Description of the Junior Subordinated Notes” included in the Prospectus Supplement filed with the Commission on June 13, 2014, pursuant to Rule 424(b) under the Securities Act.

The Prospectus Supplement was filed pursuant to the Company’s Registrant’s registration statement on Form S-3 (File No. 333-196220) originally filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”) on May 23, 2014.

Such descriptions are incorporated herein by reference.

Item 2.	Exhibits

Exhibit No	Description

1.	Amended and Restated Articles of Incorporation of Exelon Corporation, as amended May 8, 2007 (File No. 001-16169, Form 10-Q for the quarter ended September 30, 2008, Exhibit 3-1-2).

2.	Exelon Corporation Amended and Restated Bylaws, effective as of March 12, 2012 (File No. 001-16169, Form 8-K dated March 14, 2012, Exhibit 3-1).

3.	Purchase Contract and Pledge Agreement between Exelon Corporation and The Bank of New York Mellon Trust Company, N.A., as Purchase Contract Agent, Collateral Agent, Custodial Agent and Securities Intermediary, dated June 17, 2014 (File No. 001-16169, Form 8-K dated June 23, 2014, Exhibit 4.4).

4.	Form of Remarketing Agreement (included in Exhibit 3 above).

5.	Form of Corporate Unit Certificate (included in Exhibit 3 above).

6.	Form of Treasury Unit Certificate (included in Exhibit 3 above).

7.	Indenture between Exelon Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated June 17, 2014 (File No. 001-16169, Form 8-K dated June 23, 2014, Exhibit 4.1).

8.	First Supplemental Indenture between Exelon Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated as of June 17, 2014 (File No. 001-16169, Form 8-K dated June 23, 2014, Exhibit 4.2).

9.	Form of 2.50% Junior Subordinated Note due 2024 of Exelon Corporation (included in Exhibit 8 above).

Pursuant to the requirements of Section 12 of Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Exelon Corporation

By:	/s/ Jonathan W. Thayer
Jonathan W. Thayer
Executive Vice President and Chief Financial Officer Exelon Corporation

Dated: June 30, 2014

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